Exhibit 99.1

PROMOTORA DE INFORMACIONES, S.A.
CORPORATE BYLAWS (PROPOSED AMENDMENT)

CHAPTER I
GENERAL PROVISIONS

Article 1. Corporate Name and Applicable Law

The Company’s corporate name is Promotora de Informaciones, S.A., and it is governed by the Spanish Corporations Law of 22 December 1989, applicable legal or regulatory provisions and these Bylaws. References to the “Law” shall be understood to refer to either the Spanish Corporations Law of 22 December 1989 or to the Securities Market Law of 29 July 1988, as applicable.

Article 2. Corporate Purpose

1. The Company’s corporate purpose includes:

a) Managing and operating all types of owned or third-party news and social communications media, regardless of format, including the publication of printed newspapers, among others.

b) Promoting, planning, and executing on behalf of the Company or for others, either directly or through third parties, of all types of communications media, industrial, commercial and services projects, businesses or companies.

c) Incorporating businesses or companies, holding an interest in previously existing companies, including a controlling interest, and entering into association with third parties in transactions and businesses through collaboration arrangements.

d) Acquiring, holding either directly or indirectly, leasing or otherwise exploiting and disposing of all types of movable or real property or rights.

e) Contracting and providing services of consulting, acquisitions and management of interests of third parties, by intermediation, representation, or any other type of collaboration for the account of the Company or for third parties.

f) Acting in capital and money markets through the management, purchase and sale of fixed income or equity securities or any other type of securities on behalf of the Company.

2. The aforementioned activities are understood to refer to national or international companies and businesses, operations or transactions, complying with their respective legal requirements.

3. The Company may engage in all or part of the activities comprising the corporate purpose indirectly through holdings in other companies having a similar corporate purpose.

Article 3. Duration

The Company commenced its operations upon the execution of its notarized Articles of Incorporation and was incorporated for an indefinite term. If the Law requires an administrative license, registration with a public register or any other requisite prior to the commencement of any of the operations described in the previous Article, the Company shall not commence such operations until it has fulfilled that requirement.

Article 4. Nationality and Registered Offices

The Company is a Spanish company and has its registered offices in Madrid at 32 Gran Vía. The Board of Directors is empowered to open, close or transfer as many branches, agencies or representative offices as it deems appropriate and to change its registered office to any other address within the city in which it is domiciled.

Article 5. Jurisdiction for Court Action

Shareholders shall submit any action brought against the Company to the courts having jurisdiction where the Company maintains its registered offices.

CHAPTER II
SHARE CAPITAL AND SHARES

Article 6. Share Capital

The capital is [          ] divided in:

a) [          ] Class A ordinary shares, each having a par value of TEN EURO CENTS (0.10€), numbered consecutively from 1 through [          ]; and

b) [          ] Class B non-voting convertible shares, each having a par value of 0.1955034€, numbered consecutively from [          ] through [          ], that shall be subject to the system contemplated expressly in Article 8 of these Bylaws and Article 90 et seq. of the Spanish Corporations Law. According to the shareholders’ meeting resolution whereby they were issued:

Class B non-voting convertible shares shall have an initial stated value of 7.331378€, which stated value may be increased as described below, and their main characteristics shall be the following, which shall be further specified in the shareholders’ meeting resolution whereby they were issued:

a) Dividends:

Holders of Class B non-voting convertible shares shall have the right to receive the minimum annual dividend contemplated in the following paragraph as long as distributable profits exist according to the terms and limitations contemplated in Article 213 of the Spanish Corporations Law and so long as there is no legal restriction against such payment.

The minimum annual dividend to be paid to each Class B non voting convertible share shall be equal to 7% of the then current stated value, from the date of issuance. On the fifth anniversary of their issuance, the minimum annual dividend of 7% shall be increased by 25 basis points (0.25%) and, thereafter, by an additional 25 basis points (0.25%) every three months following the day of the fifth anniversary of the date of issuance, up to a maximum of 9%.

If the Company has distributable profits, the Company will be obliged to approve the distribution of the minimum dividend established in the preceding paragraph.

If the Company has no distributable profits during a certain fiscal year, then Class B non-voting convertible shares will not have the right to the minimum dividend corresponding to that certain fiscal year.

If the Company did have distributable profits, but not enough distributable profits in the amount necessary to pay the minimum dividend in full to the Class B non-voting convertible shares, then the full amount of the distributable profits shall be paid to the holders of Class B non-voting convertible shares, pro-rata amongst the same.

The minimum dividends that have been unpaid due to the lack of enough distributable profits will not be cumulative.

The minimum dividend that corresponds to the Class B non-voting convertible shares shall be paid as soon as possible, once the ordinary general shareholders’ meeting of each year — which should resolve the payment of the minimum dividend- has been held, and, in any event, prior to September 30 of each year. The minimum dividend will be paid in connection with the fiscal year to which the annual accounts approved by the ordinary shareholders’ meeting that approves said dividend refer to, applying the corresponding annual rate to the then current stated value, except for the first year in which the minimum annual dividend will be multiplied by a fraction, the numerator of which will be the days elapsed from the date of issuance to December 31, 2010 and the denominator of which will be 365. In the event that in a fiscal year, there were changes to the annual rate minimum dividend rate applicable, the rate applicable each day will be that in force from time to time. In the events of conversion or liquidation the special rules defined below shall apply.

If payable, the Company may elect to pay the annual dividend either in cash or in kind by increasing the then current stated value of Class B non-voting convertible shares by the amount of such dividend. If the Company elects to pay the annual dividend in kind, it will take all appropriate action (including the allocation of a special un-distributable reserve in the amount necessary attributable only to Class B non voting convertible shares for it to be capitalized upon conversion, as needed) to ensure that the Class B non-voting convertible shares are fully convertible into Class A ordinary shares at the new stated value promptly after any conversion date.

Once the minimum dividend has been approved, holders of Class B non-voting convertible shares shall have the right to receive the same dividend that corresponds, as the case may be, to the Class A ordinary shares.

If the Company elects to convert the Class B non-voting convertible shares as provided below and such election shall be announced after March 31, or after any other prior date when the annual accounts were prepared by the Board of Directors of the Company or the Company had become aware of the existence of distributable profits in the preceding year, the Company shall pay the holders of Class B non-voting convertible shares, in cash, the amount of the minimum dividend of the preceding year at least simultaneously to the conversion or to the holding of the general shareholders meeting that should resolve on the payment of the dividend, whichever occurs later.

b) Conversion

Class B non-voting convertible shares shall be convertible in the following conditions:

(i) At the option of each holder of Class B non-voting convertible shares, each share may be converted into a number of Class A ordinary shares that results from dividing the then current stated value by 3.75, at any time after the second anniversary of their issuance. If the then current stated value were 7.331378 euros, then each Class B non voting convertible share will give the right to 1.955034 Class A ordinary shares.

(ii) At the option of the company:

•	Prior to the second anniversary of the issuance date, each Class B non-voting convertible share may be converted into a number of Class A ordinary shares that results from dividing the then current stated value by 3.75, so long as the average volume weighted trading price of the Class A ordinary shares of each of the twenty consecutive trading days on the Spanish Market (Mercado Continuo) immediately prior to the announcement by the Company of its decision to proceed with such conversion, shall have been 7.50€ or higher.

•	From and after the second anniversary of the issuance date, and until the fifth anniversary of the issuance date, each Class B non-voting convertible share may be converted into a number of Class A ordinary shares that results from dividing the then current stated value by 3.75, so long as the average volume weighted trading price of the Class A ordinary shares of each of the twenty consecutive trading days on the Spanish Continuous Market (Mercado Continuo) immediately prior to the announcement by the Company of its decision to proceed with such conversion, shall have been 4.875€ or higher.

•	From and after the fifth anniversary of the issuance date, each Class B non-voting convertible B share may be converted into a number of Class A ordinary shares that results from dividing the then stated value by 3.75, so long as the average volume weighted trading price of the Class A ordinary shares of each of the twenty consecutive trading days on the Spanish Continuous Market (Mercado Continuo) immediately prior to the announcement by the Company of its decision to proceed with such conversion shall have been 3.75€ or higher.

In addition, from and after the fifth anniversary of the issue date, the Company may, at its election, always complying with applicable legal requirements, redeem the Class B non-voting convertible shares for cash at the then current stated value only so long as the average volume weighted trading price of the Class A ordinary shares of each of the twenty consecutive trading days on the Spanish Continuous Market (Mercado Continuo) immediately prior to the announcement by the Company of such redemption shall have been less than €3.75 per share. If the

Company elects to redeem the Class B non-voting convertible shares as provided in this paragraph and such election is announced after March 31, or after any other prior date when the annual accounts were prepared by the Board of Directors of the Company or the Company had become aware of the existence of distributable profits in the preceding year, the Company shall pay the holders of Class B non-voting convertible shares, in cash, the amount of the minimum dividend of the preceding year at least simultaneously to the redemption.

The resolution to issue Class B non-voting convertible shares will detail the conditions and the conversion dates foreseen, within the framework described above.

The Company will not effect any reorganization, recapitalization, reclassification, stock split, reverse stock split or other similar changes in capitalization relating to the Class A ordinary shares unless an appropriate adjustment to the conversion rate of the Class B non-voting convertible shares (as described above) is provided for.

Once the decision to convert has been announced, the implementation of the same shall take place as promptly as practicable.

c) Liquidation

For liquidation purposes, the disbursement value per Class B non-voting convertible share shall be 7.331378 euros or the then current stated value.

In general, holders of Class B non-voting convertible shares shall have the right to the same liquidation quota as that corresponding to the rest of the shares.

Notwithstanding the above, holders of Class B non-voting convertible shares shall have the right, in the terms of Article 91.3 of the Spanish Corporations Law, to obtain refund of the disbursement value before any amount is distributed to the rest of the shares in the event of liquidation of the Company, if the liquidation quota of all the shares were lower than 7.331378 euros or the then current stated value.

In the event that the balance sheet prior to liquidation, contained distributable profits, holders of Class B non-voting convertible shares shall have the right to perceive the minimum dividend corresponding to the preceding year and the then current year, before any distribution is paid to the rest of the shareholders.

The share capital is fully subscribed for and paid up.

Article 7. Representation of Shares

Shares shall be represented by book entry and considered as such by virtue of their registration in the corresponding accounting ledger, which shall reflect the terms included in the issue deed and whether or not the shares have been fully paid up.

Entitlement to exercise shareholders’ rights, including the transfer of shares, is evidenced by entry on the accounting ledger, which is deemed to constitute the legitimate title and enables the holder to require the Company to recognize it as a shareholder. This right may be evidenced by submitting the appropriate certificates issued by the entity having custody of the accounting ledgers.

If the Company provides any benefit to a party deemed to be entitled thereto, the Company shall be released from that obligation even if the party is in fact not the actual shareholder, provided that the Company acts in good faith and in the absence of gross negligence.

If a person or entity is listed as a shareholder on the share ledger by virtue of a nominee shareholder appointment or similar document, the Company may require the party to disclose the identity of the actual shareholders, as well as any transfer of or encumbrance over the shares.

Article 8. Non-voting shares

1. The Company may issue non-voting shares for a par value that does not exceed half of the paid up share capital. The legal procedure governing non-voting shares shall be that contemplated in the Bylaws and in the Spanish Corporations Law.

2. Holders of non-voting shares shall have a right to receive the minimum dividend established in the issue resolution. Once the minimum dividend has been approved, holders of non-voting shares shall have the right to receive the same dividend that corresponds to the ordinary shares. Where there are distributable profits, the Company is obliged to resolve to pay the aforementioned minimum dividend. Unpaid minimum dividends, either because there are no distributable profits or because the profits cannot be distributed due to any legal restriction, in a given year shall not be successively accumulated.

3. Non voting shares shall have preemptive rights on the same conditions as the voting shares. However, such preemptive rights may be excluded pursuant to Article 159 of the Spanish Corporations Law and these Bylaws.

4. The issuance of additional non-voting shares shall require the approval, in a separate ballot or at a special shareholders’ meeting, of the existing non-voting shareholders.

5. Non-voting shares shall gain voting rights in the event the Company does not fully pay the minimum dividend during two consecutive financial years.

6. The Shareholders’ Meeting may issue convertible non voting shares at a fixed conversion rate (determined or to be determined) or at a variable conversion rate. The resolution authorizing the issuance shall establish if the right to convert or exchange is held by the shareholders or the Company or, as the case may be, if the conversion will mandatorily occur at a specific time.

Article 8 bis.- Redeemable shares

The Company may issue redeemable shares for a par value that is not to exceed one quarter of the share capital and in compliance with all other statutory requirements.

Article 9. Share issues, subscription, and payment

The Shareholders’ Meeting, complying with the legal requisites, may increase the share capital by issuing new shares or by increasing the par value of existing shares. The Shareholders’ Meeting shall establish the term and conditions for each new issuance, and the Board of Directors shall have the necessary powers to implement the resolutions adopted with as wide a margin of discretion as the legal framework allows and in accordance with the conditions defined at the Shareholders’ Meeting. If not established at the Shareholders’ Meeting, in accordance with the Law, the Board of Directors may establish the procedure and maximum term, which shall not exceed five years, to satisfy any unpaid share capital, if any. In capital increases involving the issue of new shares, ordinary or privileged, in cash, the existing shareholders may, within the term granted by the Board of Directors, that may not be less than fifteen days from the announcement of the offer of subscription of the new issue in the “Boletín Oficial del Registro Mercantil” (Official Gazette of the Commercial Registry); exercise their proportional preemptive rights to subscribe shares in accordance with Article 158 of the Spanish Corporations Law, unless such rights are excluded pursuant to Article 159 of the Spanish Corporations Law.

The Shareholders’ Meeting, subject to the requirements established for amendment of these bylaws, may delegate to the Board of Directors, the powers that in connection with the increase of share capital are contained in Articles 153 and 159 of the Spanish Corporations Law.

Article 10. Transferability of Shares

Shares in the Company are freely transferable through any legal procedure.

CHAPTER III
CORPORATE GOVERNANCE, MANAGEMENT, AND REPRESENTATION

Article 11. Corporate Bodies

The Company shall be governed by the Shareholders’ Meeting and managed and represented by the managing body that it appoints.

A. SHAREHOLDERS’ MEETINGS

Article 12. Powers

The Shareholders’ Meeting is the sovereign body of the Company. The Shareholders’ Meeting shall decide in relation to all matters within its competence as established in the Bylaws, its own Regulations and the Law, and especially in relation to the following:

a) The approval of the financial statements, the consolidated financial statements, the management of the Board of Directors and the proposal on the allocation of profit (loss).

b) The setting of the effective number of Directors.

c) The appointment and dismissal of the Directors, together with the ratification or the revocation of the provisional appointments of Directors made by the Board of Directors itself.

d) The appointment and re-election of Auditors.

e) The increase and reduction of the share capital, the issuing of debentures and, in general, of negotiable securities of any nature, including preferred shares, the transformation, merger, spin-off and dissolution of the Company and any amendment to the Bylaws.

f) Authorizing the Board of Directors to increase the share capital, pursuant to the Spanish Corporations Law and to issue debentures of any nature and delegate any other powers to the Board of Directors in conformity with the Law and the Bylaws.

g) Approval and modification of the Regulations of the Shareholders’ Meeting, subject to the terms of the Law and the Bylaws.

h) Annual approval of the remuneration of the Board of Directors, in accordance with the second paragraph of art. 19 of the Company Bylaws.

i) Authorization of the remuneration of Directors consisting of the delivery of shares or of options over the same, or that is referenced to the value of the shares.

j) The exercise of any other power attributed to it by the Law or by the Bylaws and the knowledge of or decision about any other matter that the Board of Directors resolves should be reported to or decided by the Shareholders’ Meeting considering that it is of special relevance for the corporate interest.

Article 13. Types of Shareholders’ Meetings

Shareholders’ Meetings may be ordinary or extraordinary. These meetings must be called and held within the time period and in the manner stipulated in the Law, in these Bylaws and in the internal Regulations of the Company. An ordinary Shareholders’ Meeting shall be held each year on the date agreed upon by the Board of Directors within the time period established in Article 95 of the Law.

Extraordinary Shareholders’ Meetings may be held when the Company’s managing body deems appropriate or upon receipt of a request from shareholders representing at least five percent of the share capital, setting forth the matters to be discussed at the meeting; in such case the meeting shall be called to be held within 30 days after a notarized request for a meeting has been submitted to the directors.

Article 14. Preparation of Shareholders’ Meetings

All Shareholders’ Meetings shall be called within the time periods and in the manner set forth in the Law, these Bylaws and general Regulations of the Shareholders’ Meetings.

The notice of the Shareholders’ Meeting (the “Call Notice”) shall contain the statements related to the Company, the place, date and time that the meeting is to be held, and the items on the agenda.

Shareholders representing at least 5% percent of the total share capital may request that a supplement to the Call Notice be issued to include one or more additional items on the agenda. This right shall be exercised through a notice issued by any reliable means, received at the company’s registered offices within five days following publication of the initial Call Notice.

The supplement to the Call Notice must be published at least fifteen days prior to the date on which the meeting is to be held.

Prior to or during the meeting, shareholders may request any reports, documents or clarifications that they deem necessary, as provided for in the Law.

Nevertheless, the meeting shall be deemed to have been validly convened and assembled to discuss any matter, provided that shareholders representing all of the share capital are present and the attendees unanimously agree to hold the meeting, pursuant to Article 99 of the Law (“Universal Meeting”).

Article 15. Holding of Shareholders’ Meetings

a) Location. Shareholders’ Meetings shall be held at the venue indicated in the Call Notice in the town where the Company has its registered offices, on the stipulated date and time, unless it is a Universal Meeting.

b) Shareholders who own a minimum of 60 shares, that are registered in the appropriate stock ledger five days prior to the date of the meeting and who have obtained the corresponding attendance card, may attend the Shareholders’ Meeting.

The Board of Directors shall attend the meeting. The Chairman of the Shareholders’ Meeting may authorize the attendance of any person he deems appropriate; however, the Shareholders’ Meeting may revoke that authorization.

c) Proxies: Shareholders may authorize another shareholder to act for them as proxies. The appointment of proxy shall be valid for a specific Shareholders’ Meeting. This requisite shall not apply when the proxy holds a notarized power of attorney to manage all of the shareholder’s assets located in Spain. The appointment of proxy must be indicated in writing on the attendance card provided with the Call Notice, in a letter, or by electronic means of communication. In the latter case, requirements similar to those established for electronic voting must be met.

d) Quorum. Without prejudice to the procedures set forth in the Law for special cases, a Shareholders’ Meeting may be held at first call when shareholders present or represented hold at least 25% of the subscribed voting capital. At second call, a Shareholders’ Meeting may be validly held regardless of the capital in attendance.

e) Chairman of the Shareholders’ Meeting

The Chairman of the Shareholders’ Meeting shall be the Chairman of the Board of Directors and, in the absence thereof, the Vice Chairman, if any. In the absence of both the Chairman of the Board of Directors and the Vice Chairman, the Chairman of the Shareholders’ Meeting shall be the longest-serving Director and, in the absence of all the foregoing, the shareholder designated for such purpose by the Shareholders’ Meeting.

The Chairman shall submit to deliberation all the matters included in the agenda and direct the deliberations in a manner such that the meeting progresses in an orderly manner. The Chairman shall exercise all the necessary powers, including those of order and discipline.

The Chairman shall be assisted by the Secretary, who shall be the Secretary of the Board of Directors, or in the absence thereof, the Vice Secretary and, in the absence of all the foregoing, the person designated for such purpose by the Shareholders’ Meeting.

The Presiding Committee (Mesa) of the Shareholders’ Meeting shall be constituted by the Chairman and the Secretary, together with the other members of the Board of Directors in attendance.

f) Voting by mail or distance electronic means. Shareholders may vote by mail or by distance electronic means on resolutions proposed concerning the items on the agenda for any type of Shareholders’ Meeting. The identity of the party exercising its voting rights must be ensured in accordance with the requirements set forth in the Shareholders’ Meeting Regulations. Shareholders using distance voting shall be deemed present when determining whether a quorum for the meeting exists. Votes cast using such methods must have been received at the Company’s registered offices at least twenty-four hours prior to the time when the Shareholders’ Meeting is to be held on first call. Otherwise, the vote shall be deemed not to have been cast. The Board of Directors may set an earlier deadline when calling each Shareholder’s Meeting.

g) Voting. The Chairman shall announce the voting results, summarizing the number of votes in favor and against the proposed resolution by reading the results aloud.

The Regulations of the Shareholders’ Meeting shall establish the procedures and systems of the computation of the votes in relation to the proposals to be passed.

h) Resolutions. Resolutions shall be adopted by vote of the majority of the voting capital attending as required in these Bylaws and the Spanish Corporations Law. Each voting share, whether its holder is present or represented at the Shareholders’ Meeting, shall grant the holder the right to one vote.

The approval of a resolution shall require the favorable vote of one-half plus one of the voting shares whose holders are present in person or by proxy at the Shareholders’ Meeting, except when the Bylaws or the Law require a greater majority.

Notwithstanding the provisions of the foregoing paragraph, no shareholder may cast a number of votes greater than those corresponding to shares representing thirty (30%) percent of share capital with voting rights, even if the number of shares held exceeds such percentage of capital. This limitation does not affect votes corresponding to shares which are considered to be represented by a shareholder as a result of letter c) of this article, provided, however, that with respect to the number of votes corresponding to the shares of each shareholder represented by proxy, the limitation set forth above shall apply.

Neither shall this limitation affect the total voting rights corresponding to the shares of which the depositary of shares issued by the Company under an American Depositary Shares (ADS) program represented by American Depositary Receipts (ADR) is the fiduciary holder, or the voting rights corresponding to the shares held by a financial intermediary on behalf of its clients, provided that this is evidenced by the financial intermediary and without prejudice to the limitation of 30% of the voting rights applying to the shares of investors on behalf of which the financial intermediary or the depositary bank acts.

The limitation set forth in the foregoing paragraph shall also apply to the maximum number of votes that may be collectively or individually cast by two or more shareholders which are entities or companies belonging to the same group. Such limitation shall also apply to the number of votes that may be cast collectively or individually by an individual and the shareholder entity, entities or companies controlled by such individual, or by persons acting in concert or through an intermediary person. A group shall be deemed to exist in the events set forth in Section Four of the Securities Market Law, and an individual shall be deemed to control one or more entities or companies, in the events of control set forth in such Section Four.

The voting limitations established in this article shall not prevent all attending shareholders to be computed to determine the attending quorum. Shares deprived of voting rights pursuant to the application of the foregoing paragraphs shall be deducted from the shares in attendance at the Shareholders’ Meeting for purposes of determining the number of shares upon which the majorities needed for the approval of resolutions submitted to the Shareholders’ Meeting shall be calculated.

Article 15 bis.- Special Resolutions

A special qualified majority of 75% of the share capital with voting rights, present or represented at a Shareholders’ Meeting, shall be necessary to approve any of the following matters:

a) Amendments of the Bylaws, including, among others, change of corporate purpose or nature of the business, and increases or reductions of share capital, except if such increase or reduction of capital is mandatory by law;

b) Transformation, merger or spin-off in any of their forms as well as the transfer en bloc of assets and liabilities;

c) Liquidation or dissolution of the Company;

d) Elimination of preemptive subscription rights in increases of capital in cash;

e) Modification of the managing body of the Company and the number of the members of the board of directors;

d) Appointment by the Shareholders’ Meeting of a directors proposed by one or more shareholders.

Article 16. Implementation of Corporate Resolutions

a) Powers. The Board of Directors shall have powers to implement all Shareholders’ Meeting resolutions without prejudice to any powers delegated or powers of attorney granted in accordance with these Bylaws.

b) Drafting and approval of the minutes. The minutes of the Shareholders’ Meeting may be drawn up and approved in accordance with Article 113 of the Law and signed by the chairman and the secretary. If the Shareholders’ Meeting is held in the presence of a Notary requested to issue the minutes by the Board of Directors, as established in article 114 of the Spanish Corporation Laws, the notarial minutes will be considered to be the minutes of the Shareholders’ Meeting, which minutes therefore need not be approved.

B. BOARD OF DIRECTORS

Article 17. Nature, number of members, and officers

The Board of Directors shall manage, direct and represent the Company, without prejudice of the powers that pursuant to the Law or the Bylaws within the competence of the Shareholders’ Meetings.

The Board of Directors will have a minimum of three and a maximum of fifteen members. The Shareholders’ Meeting shall determine the number and shall appoint its members. The Shareholders’ Meeting may establish such number either by express resolution or indirectly, through the filling or not of vacancies or the appointment or not of new Directors within the minimum and maximum numbers mentioned above.

From among its members the Board of Directors shall appoint a Chairman and may likewise appoint one or several deputy chairmen. It may also appoint from among its members an Executive Committee or one or several Managing Directors, to whom it may grant joint or joint and several powers to represent the Company.

The Board of Directors shall also appoint a secretary, who need not be a board member, and may appoint a vice-secretary who likewise need not be to be a board member.

The Board of Directors shall approve the Regulations governing its organization and procedures.

Article 17 bis.- Qualitative Composition of the Board of Directors

1. It would be deemed as:

a) Executive directors: those directors who perform senior management duties or are top executive employees of the Company. In any case, those directors who have permanent general faculties of the Board of Directors delegated upon them or/and are engaged under senior management contracts or professional services agreements that have as their subject matter the provision of executive services on a full-time basis, will be considered to be executive directors.

b) External dominical directors: those Directors (i) who hold a shareholding is greater than or equal to that legally regarded as significant at any time or who have been appointed in consideration of their status as shareholders, although their shareholding interest does not reach such amount; (ii) or whose appointment has been proposed to the Company by shareholders of the type described in the preceding letter (i).

c) External independent directors: those directors who are not included in any of the preceding categories and that have been appointed because of their personal and professional prestige, their experience and knowledge for the discharge of the position, unrelated to the Company’s significant shareholders or its managers.

d) Other external directors: those external directors who do not have status as dominical or independent directors.

The Regulations of the Board of Directors may further elaborate upon and develop these concepts.

2. The Board of Directors shall be composed in such a manner that the external or non-executive directors, represent a majority over the executive directors, with the presence of independent directors.

Article 18. Tenure of Office

All Board of Directors members shall be elected for a term of five years and are eligible for re-election for terms of equal duration.

Article 19. Remuneration

1. The Corporate Governance, Appointments and Remuneration Committee shall propose to the Board of Directors, in accordance with the Bylaws and the Corporate Governance, Appointments and Remuneration Regulation: i) the general policy of directors’ and managers’ compensation; ii) the individual compensation of the executive directors and the rest of the content of their contracts and iii) the individual compensation of honorary directors.

2. Directors’ compensation shall consist of an annual fixed amount, on the terms decided by the board of directors, after a proposal of the Corporate Governance, Appointments and Remuneration Committee, within the limits established by the Shareholders’ Meeting for such remuneration.

The remuneration of individual directors may differ depending on the offices they hold and their service on board committees, and shall be compatible with per diem expenses paid for attendance to meetings.

When approving the financial statements, the ordinary Shareholders’ Meeting may amend the limit set on directors’ remuneration and, if not amended, the current limit shall automatically be updated at the beginning of the fiscal year, based on any variation in the total national Consumer Price Index.

The Board of Directors shall establish the exact amount of per diem expenses and individual compensation to be paid to each director, within the limits established by the Shareholders’ Meeting.

Without prejudice to the remuneration set forth above, directors’ compensation may also consist of delivery of stock or stock options, or amounts referenced to share value. Such compensation shall require the approval of the Shareholders’ Meeting which will indicate the number of shares to be awarded, the exercise price for stock options, the value of shares taken as a reference, and the duration of this compensation system.

The Company may arrange civil liability insurance for its directors.

Article 20. Representation of the Company

In accordance with Article 129 of the Law, the Board of Directors shall represent the Company, whether in court or otherwise. Thus it is granted broad powers to manage, direct, administer assets and represent the Company, with the capacity to enter into all types of transactions and contracts to dispose of or acquire absolute ownership of all types of personal or real property, securities, currencies or negotiable instruments. Such broad powers of representation shall consequently extend to mercantile, commercial, or banking transactions, including those generally requiring express powers of attorney, and shall suffice to encumber or mortgage property, reach settlements, acquire interests in other companies, file appeals at both the Supreme Court and Constitutional Court, to confess or to testify in court, or guarantee third-party transactions, with no limitations other than those set forth in the Law.

The Board of Directors may, even when exercising delegated powers, grant and withdraw general or special powers of attorney with the powers it determines, including the power to have other parties substitute for it, or confer such powers, in whole or in part, upon other persons.

The Board of Directors may not delegate its obligation to render accounts, submit balance sheets to the Shareholders’ Meetings or any powers that the Shareholders’ Meeting may have granted the Board without being expressly authorized to delegate the same.

Article 21. Powers of members of the Board of Directors

Members of the Board of Directors shall have the following powers:

a) Chairman: Represents the Company in court and out of court. He/she may exercise the powers delegated to him/her by the Board of Directors, with authority to grant general powers of attorney for litigation and such special powers of attorney as he/she deems appropriate. He/she shall ensure that the Board of Directors meetings are held in an orderly fashion, issue notices of meeting, and inspect and review all corporate resolutions proposed by any corporate body.

b) Deputy Chairmen: Exercise, as the case may be, all of the powers of the Chairman in the event of the Chairman’s temporary absence or incapacity, or those powers expressly delegated to them by the Chairman.

c) Secretary: Draft minutes, if applicable, of the resolutions adopted by the Board of Directors and at Shareholders’ Meetings, maintaining records and issuing certificates countersigned by the Chairman.

Article 21 bis. Audit Committee

The Board of Directors shall appoint an Audit Committee. The Audit Committee shall have the appropriate functions pursuant to applicable law, the Bylaws and the internal Regulations of the Company, without prejudice to any other function that may be attributed to it by the Board of Directors.

The Audit Committee shall have the number of members to be established by the Board of Directors from time to time, with a minimum of three and a maximum of five members. At least a majority of the Audit Committee members shall be non-executive directors, and they shall likewise meet all other legally-established requirements.

Committee members shall be appointed by the Board of Directors at the proposal of the Chairman and shall cease in their functions when they are no longer Board members or when so decided by the Board of Directors.

The Committee Chairman shall be elected by the Board of Directors from among the committee members who are non-executive directors and who likewise meet the other legally established requirements. The Committee Chairman shall be replaced every four years and may be reappointed one year after his removal.

The members of the Audit Committee shall have a Secretary appointed by the Board of Directors from among the members of that Committee. The Secretary shall draw up the minutes of the Committee meetings in accordance with the terms set forth for the Board of Directors.

The Committee shall meet periodically as appropriate, and at least four times a year, after it is called by its Chairman.

The Audit Committee shall be governed by the same regulations established in the Corporate Bylaws for the Board of Directors, provided that they are compatible with the nature and functions of this Committee.

Artículo 21 ter.- Corporate Governance, Appointments and Remuneration Committee.

The Board of Directors shall organize a Corporate Governance, Appointments and Remuneration Committee, which shall have the functions legally pertaining to it in accordance with the applicable Law, the Bylaws and the internal Regulation of the Company, and any other function that the Board of Directors may attribute to it.

The Corporate Governance, Appointments and Remuneration Committee shall have a minimum of three (3) and a maximum of five (5) external directors, to be established by resolution of the Board of Directors upon a motion from the Chairman.

The Corporate Governance, Appointments and Remuneration Committee may request the attendance of the Company’s Managing Director to its meetings.

The members of the Corporate Governance, Appointments and Remuneration Committee shall leave their posts when they do so in their capacity as directors or when so resolved by the Board of Directors.

The Chairman and the Secretary of the Committee shall be selected by the Board of Directors from among its members who are independent directors.

Article 22. Board of Directors Meetings

The Board of Directors shall meet at least once every quarter and whenever the Chairman deems this appropriate, or when requested by two or more directors or by the Managing Director. In the latter two cases, the Chairman shall not delay issuing a notice of meeting more than five days after the date that the request is received.

Notice of Board of Directors meetings including the agenda for the meeting shall be issued by the Chairman or his substitute, by fax, telegram, e-mail, or registered mail to each and all of the directors at least seven days prior to the date of the meeting.

Under urgent circumstances and at the Chairman’s discretion, a board meeting may be called without the aforementioned prior notice, indicating the matters to be discussed.

Article 23. Constitution and Quorum at Board of Directors Meetings

A Board of Directors meeting may be validly held when one-half plus one of the members is present or represented by proxy. Any director may appoint another director as his/her proxy. Resolutions shall be passed by the majority vote of the members in attendance. In the event of a tie, the Chairman shall have the casting vote.

The Board of Directors may delegate the power to approve the minutes to two of the directors who may be appointed at the corresponding meeting.

Article 24. Minutes Book

Board of Directors resolutions shall be recorded in the minutes book and signed by the chairman and the secretary or by their substitutes. Certificates of the minutes shall be issued by the Secretary with the approval of the Chairman.

Article 25. Compatibility of Office

Directors may serve the Company in any other capacity, for consideration or otherwise, in the absence of any incompatibility established by law or deemed as such by the Board of Directors.

Directors’ remuneration pursuant to these bylaws shall be compatible with and independent from any other salaries, remuneration, indemnities, pensions or consideration of any type collectively or individually afforded to those members to the Board of Directors who hold any other post or remunerated position of responsibility, whether under an employment contract or otherwise, in the Company or in any other company within its Group as defined in Article 42 of the Commercial Code.

Article 26. Substitutions and Appointments

In the event of the Chairman’s temporary absence or incapacity, the vacancy shall be filled by the deputy chairman, if any, and otherwise by a director appointed by the Board of Directors. With regard to the Secretary, under the same circumstances, a director appointed by the Board of Directors shall assume the Secretary’s functions. When performing such duties the office assumed shall be indicated, followed by the word “interim” and the reason for the substitution.

Until the first Shareholders’ Meeting is held, vacancies on the Board of Directors may be filled provisionally by shareholders appointed by the Board of Directors.

Article 27. Removal and resignation

In addition to the legal grounds for terminating their term of office, members of the Board of Directors may be removed by the Shareholders’ Meeting or by their own resignation.

Article 28. Remuneration for Delegated Officers

Remuneration for the Chairman, the Deputy Chairman, if any, and the Managing Director shall be fixed and determined by the Board of Directors, after a report of the Corporate Governance, Appointments and Remuneration Committee, without prejudice to any remuneration that they might receive pursuant to Article 19 of these Bylaws.

C. OTHER PERSONS HOLDING POWERS OF ATTORNEY

Article 29. Persons Holding Special Powers of Attorney

The Board of Directors may grant other persons powers of attorney for specific matters, issuing the corresponding notarized powers of attorney.

D.  ANNUAL CORPORATE GOVERNANCE REPORT AND WEBSITE

Article 29 bis. Annual corporate governance report

The Board of Directors, following a report of the Audit Committee, shall annually approve a corporate governance report for the Company which shall include all the specifications legally provided for and any other specifications which the Board of Directors deems appropriate.

The annual corporate governance report shall be approved prior to the publication of the call of the Company’s annual shareholders’ meeting for the fiscal year to which such report refers, and shall be made available to the shareholders together with the rest of documents relating to the Shareholders’ Meeting.

In addition, public notice shall be given of the annual corporate governance report as provided in the Securities Market Law.

Article 29 ter.- Website

The Company shall maintain a website for shareholders’ and investors’ information, which shall include the documents and information provided for by Law, and at least the following:

a) The Bylaws in force.

b) The Shareholders’ Meeting Regulation in force.

c) The Board Regulations in force.

d) The annual report.

e) The current Internal Regulations of Conduct in the Securities Markets.

f) The annual corporate governance reports.

g) The documents related to annual and special shareholders’ meetings, information on the agenda, resolutions proposed by the Board of Directors and any other relevant information that the shareholders may need in order to vote.

h) The information on the proceedings of the Shareholders’ Meetings held, and in particular, on the composition of the Shareholders’ Meeting at the time when it assembled, and the resolutions adopted, with a statement of the number of votes cast and the sense of such votes on each of the proposals included in the agenda.

i) The existing channels of communication between the Company and the shareholders and, in particular, relevant explanations on the exercise of a shareholder’s right to receive information, indicating the mail and e-mail addresses to which the shareholders may direct their requests.

j) The means and procedures for granting a proxy to attend a Shareholders’ Meeting.

k) The means and procedures for casing votes remotely, including, where applicable, the forms required to evidence attendance and the casting of votes by means of data transmission procedures at the Shareholders’ Meeting.

l) All relevant events of which notice was given to the National Securities Market Commission.

CHAPTER IV
FINANCIAL AND ADMINISTRATIVE PROCEDURES

Article 30. Fiscal Year

The fiscal year shall commence on January 1 and end on December 31.

Article 31. Financial statements and Auditors

1. The Board of Directors, within the period of time established by Law, shall draw up the Company’s Annual Financial Statements, the Management Report and the Proposal for Allocation of Profit and Losses, and, if applicable, the consolidated Financial Statements and the consolidated Management Report.

2. The Company’s Annual Financial Statements and the Management Report, as well as, the consolidated Financial Statements and the consolidated Management Report shall be reviewed by the Auditors.

Article 32. Allocation of Profits/Losses

1. The Shareholders’ Meeting shall resolve upon the allocation of profits or losses in accordance with the approved balance sheet.

2. Once such payments as are provided for by these Bylaws or by Law have been made, dividends may only be distributed against the profits for the fiscal year or against undistributed reserves, if the book value of net assets is not less than the share capital, or does not become so as a result of the distribution.

If there were losses accumulated from previous fiscal years which reduced the referred book value of net assets below the share capital, the profits shall be allocated to off set such losses.

Additionally, profits may not be distributed until the start up expenses, together with research and development expenses and goodwill as stated in the balance sheet are fully written off, unless the amount of unrestricted reserves is, at least, equal to the amount of expenses which have not been written off.

3. Legal reserves shall be provided for in accordance with Article 214 of the Law. Additional provisions shall also be created by deducting 10% of after-tax profits to create a reserve amounting to at least 20% and no more than 50% of the paid up share capital to cover matters determined by the Shareholders’ Meeting. The Shareholders’ Meeting may also establish any voluntary reserves that it considers appropriate.

Article 33. Distribution of profits

1. If there are distributable profits, the Company shall be obliged to resolve upon the payment of a minimum dividend in the event that there were non-voting shares according to the Spanish Corporations Law and these Bylaws.

2. Annual net profits shall be distributed among shareholders in proportion to their holdings, once the company’s obligations have been met, legal, statutory and voluntary reserves, if any, have been allocated, and the Board of Director’s remuneration has been paid, without prejudice of what is established in paragraph 1 above.

In its dividend distribution resolution, the Shareholders’ Meeting shall establish the payment date and procedure. The Board of Directors may declare interim dividends, subject to the limitations and requirements set forth in the Law.

Article 34. Lapse of dividends

Dividends for a given year that are not received by a shareholder within five years of the dividend payment date shall lapse for the benefit of the Company.

CHAPTER V
DISSOLUTION AND LIQUIDATION

Article 35. Dissolution of the Company

The Company shall be dissolved upon occurrence of any of the events set forth in Article 260 and related articles.

If the Company’s dissolution is due to the value of its net worth having fallen below half of the share capital, dissolution may be avoided by a resolution increasing or reducing share capital in accordance with the provisions of Article 260.1.4 of the Law.

Article 36. Liquidation Procedures

After the Shareholders’ Meeting has resolved to dissolve the Company, at the proposal of the Board of Directors, it shall open the liquidation period, appoint one or more liquidators in an odd number, and define their powers.

This appointment shall terminate the powers of the Board of Directors.

During the liquidation period the Shareholders’ Meeting shall enjoy the same powers as it exercised during the normal life of the Company and shall specifically have the power to approve the financial statements and the final liquidation balance sheet.

Article 37. Remuneration of liquidators

Upon appointment of the liquidators, the Shareholders’ Meeting shall establish the fees or remuneration to be paid to the liquidators for their services.

Article 38. Liquidation Procedures

Without prejudice to what is established under Article 277 of the Spanish Corporations Law, in general, all shares (Class A ordinary shares and Class B non-voting convertible shares) shall have the right to the same liquidation quota, if any.

Notwithstanding the above, holders of Class B non-voting convertible shares shall have the right, in the terms of Article 91.3 of the Spanish Corporations Law, to obtain refund of the then current stated value before any amount is distributed to the rest of the shares in the event of liquidation of the company, if the liquidation quota of all the shares were lower than 7.331378 euros or the then current stated value of the Class B non-voting convertible shares, as provided in Article 6 of these By-laws.

The provisions of the Law shall apply to all other matters not addressed herein.

CHAPTER VI

APPLICABLE LAW

Article 39

The provisions of the Spanish Corporations Law and the Securities Market Law shall be observed and applied in any matters not addressed in these Bylaws.

CHAPTER VII

NEUTRALIZATION OF LIMITATIONS IN THE EVENT OF PUBLIC
TENDER OFFERS

Article 40.- Removal of voting limitations

The limitation on the maximum number of votes that may be cast by a single shareholder contained in article 15 of these Bylaws shall have no effects upon occurrence of the following circumstances:

a) When the Company is the target of a public tender offer aimed at the share capital as a whole and

b) as result of the public tender offer, the party launching the offer had acquired an interest equal or higher than 75% of the capital providing voting rights of the Company.

Article 41.- Effectiveness of the Removal

1. The removal of the limitations mentioned in the above paragraph shall be effective from the date of the publication of the settlement of the offer in the Listing Bulletin [Boletín de Cotización] of the Stock Markets at which the securities of the Company were traded.

2. The Directors of the Company shall have the power and the duty to execute the corresponding public instrument formalizing the by-law amendment referred to in the paragraph one above and to seek registration thereof with the Commercial Registry.

Article 42.- Amendments to Articles in Chapter VII

All resolutions intended to eliminate or amend the provisions contained in this Chapter shall require the affirmative vote of 75% of the voting share capital in attendance, present or represented, at a Shareholders’ Meeting.